Exhibit 99.1

AeroVironment Announces CFO Transition, Appoints Brian Shackley Interim CFO

SIMI VALLEY, Calif., Sept. 25, 2019 – AeroVironment, Inc. (NASDAQ: AVAV), a global leader in unmanned aircraft systems for both defense and commercial applications, today announced that senior vice president and chief financial officer (CFO) Teresa Covington will resign to become CFO of a private company, effective October 18, 2019. Brian Shackley, AeroVironment vice president and controller, has been appointed interim chief financial officer, effective October 18, 2019.

AeroVironment has initiated a search process to select a new CFO.

“On behalf of the Board of Directors and management team, I thank Teresa for her many contributions and her role in helping deliver two consecutive years of profitable, double-digit revenue growth for AeroVironment,” said president and chief executive officer of AeroVironment Wahid Nawabi. "Teresa has been a trusted member of our management team whose perspective we have valued greatly, and we wish her all the best in her future endeavors.”

Mr. Nawabi continued, “We are at an important point in our company’s evolution, with both a strong track record of results and significant growth opportunities ahead. Our management team and Board of Directors are confident that Brian Shackley’s deep financial expertise and significant knowledge of AeroVironment make him the right person to lead our Finance organization while we conduct a rigorous search for a new CFO who can help us achieve our long-term growth objectives.”

“It has been an honor to work alongside AeroVironment’s talented team over the last eight years as CFO, and previously, as Vice President of Finance," said Ms. Covington. “The company is in a strong financial position and I am confident in the leadership team’s ability to continue successfully executing its strategy and delivering value for shareholders.”

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About Brian Shackley

Brian Shackley joined AeroVironment in January 2016 and has served as vice president and corporate controller since December 2017.  He previously served as the company’s director of SEC reporting from January 2016 to December 2017.  Mr. Shackley has 18 years of experience in various accounting and finance roles, including approximately 9 years in public accounting at PricewaterhouseCoopers, LLP in Los Angeles, California, where he served as an audit senior manager. Mr. Shackley is a Certified Public Accountant and received a Bachelor of Science degree in Business Administration with an emphasis in Corporate Finance from San Diego State University.

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty. Based in California, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government, and commercial customers. For more information visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

AeroVironment, Inc.
Steven Gitlin
+1 (805) 520-8350
pr@avinc.com

Mark Boyer
For AeroVironment, Inc.
+1 (310) 229-5956
mark@boyersyndicate.com

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